Exhibit 16.1

October 25, 2018

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: Spring Pharmaceutical Group, Inc. - SEC File No.  0-53600

We have read Item 4.01 of Form 8-K of Spring Pharmaceutical Group Inc. dated October 19, 2018. We agree with the statements made concerning our firm contained therein.

Yours very truly,

/s/ Paritz & Company, P.A.
Hackensack, New Jersey